Exhibit 10.10.4

THIRD AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT (this “Amendment”) is dated as of May 17, 2007 and entered into by and among the Members of BSST LLC, a Delaware limited liability company (the “Company”), and is made with reference to that certain Amended and Restated Operating Agreement, dated as of May 30, 2001 and amended on November 13, 2001 (the “First Amendment”) and June 1, 2005 (the “Second Amendment”) (as amended, the “Operating Agreement”), by and among the Members. Capitalized terms used herein without definition shall have the same meanings set forth in the Operating Agreement.

RECITALS

WHEREAS, the Members desire to revise certain provisions of the Operating Agreement with respect to the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. BOARD OF DIRECTORS

Section 6.2(a) of the Operating Agreement is hereby deleted and replaced, in its entirety, with the following:

“(a) Designated Board. The Board shall consist of Dr. Lon E. Bell and each of the members (or each of the other members, if Dr. Bell is a member) of the Board of Directors of Amerigon Incorporated . At each meeting of the Members for the election of directors or any solicitation of written consents for such purpose, the Class A Member and the Series A Member hereby agree to vote all Voting Interests entitled to vote in the election of directors now owned or hereafter acquired or controlled by them (collectively, the “Members Voting Interests”), and otherwise use their best efforts as Members to elect the Designated Board (as defined below), which shall constitute the entire Board. The “Designated Board” shall consist of (i) Dr. Bell or, if he is unable to serve in such capacity, then one individual designated by the Class A Member and (ii) all of the members of the Board of Directors of Amerigon Incorporated (excluding Dr. Lon E. Bell, if he is a member of such Board of Directors); provided that, if any such member of the Board of Directors of Amerigon is unable to serve in such capacity, then the Series A Member shall be entitled to designate a substitute individual to serve on the Board. The Members hereby agree that the size of the Board will be increased or decreased to provide for increases or decreases in the size of the Amerigon Incorporated Board of Directors. Notwithstanding the foregoing, if the Class A Member’s Percentage Interest is ever less than 5%, the Designated Board shall consist of members designated entirely by the Series A Member.”

Section 2. REPURCHASE RIGHTS

The following sentence is added to the end of Section 15.10:

(1)

“Notwithstanding anything in this Section 15.10 to the contrary, the Company’s repurchase rights set forth in this Section 15.10 shall not apply with respect to any Employee Member who has been an employee of the Company for at least 5 consecutive years as of the date of his or her termination, provided that such Employee Member is in “good standing” at the time of such termination (as determined by the Board in its sole discretion); furthermore, the Chairman of the Series A Member and the Chief Executive Officer of the Company may, by joint action, reduce the 5 year period described above to 4 years with respect to mutually agreed-upon Employee Members.”

Section 3. ANTI-DILUTION PROTECTION

Section 4.1(b) of the Operating Agreement is hereby deleted and replaced, in its entirety, with the following:

“(b) Expiration. Notwithstanding any other provision of this Agreement, the anti-dilution rights of the Class A Member may not be assigned or transferred other than to a person in the Family Group of the initial Class A Member and shall expire on the earlier of (i) the consummation of a Qualified IPO or (ii) the receipt by the Company of $10,000,000 in aggregate gross proceeds from (A) the sale of New Securities after the Effective Date plus (B) additional funding provided by the Series A Member to the Company after the Effective Date in the form of additional capital contributions not exchanged for additional Units.”

Section 4. REPRESENTATIONS AND WARRANTIES

In order to induce the parties to enter into this Amendment, each party hereby represents and warrants to each other party that:

(a) such party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Operating Agreement as amended by this Amendment (the “Amended Agreement”);

(b) the execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of such party;

(c) the execution and delivery by each party of this Amendment and the performance by each party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such party, the organizational documents, if any, of such party or any order, judgment or decree of any court or other agency of government binding on such party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such party, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of such party, or (iv) if applicable, require any approval of stockholders or members, other than consents that have been obtained, or any approval or consent of any person under any contractual obligation of such party;

(d) the execution and delivery by each party of this Amendment and the performance by such party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body; and

(e) this Amendment and the Amended Agreement have been duly executed and delivered by such party and are the legally valid and binding obligations of such party enforceable against such party in accordance with their respective terms, except as my be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(2)

Section 5. MISCELLANEOUS

A. Reference to and Effect on the Operating Agreement.

(i) Except as specifically amended by this Amendment, the Operating Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy under, the Operating Agreement by any Member.

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Effectiveness. This Amendment shall become effective upon the execution of counterparts hereof by all of the Members.

E. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

F. Officer Authority. Any officer of BSST is hereby authorized and directed to take any and all action he or she deems necessary and appropriate to effectuate the terms of this Amendment and the Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Operating Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERIGON INCORPORATED,
as the sole Series A Member

By:	/s/ D. R. Coker
Daniel R. Coker, President and CEO

DR. LON E. BELL,
as the sole Class A Member

/s/ Lon E. Bell

(3)